UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2015

Anacor Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34973	25-1854385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 20, 2015, a hedge fund (acting with affiliated parties and proceeding under the name of the Coalition for Affordable Drugs X LLC (“CFAD”)) filed petitions with the Patent Trial and Appeal Board (the “PTAB”) of the U.S. Patent and Trademark Office seeking to institute inter partes review (“IPR”) proceedings to invalidate Anacor Pharmaceuticals, Inc.’s (the “Company”) Orange Book-listed U.S. Patents Nos. 7,582,621 (the “‘621 Patent”) and 7,767,657 (the “‘657 Patent” and, together with the ‘621 Patent, the “Kerydin Orange Book Patents”) covering KERYDIN® (tavaborole) topical solution, 5%.

If one or more of CFAD’s IPR petitions are accepted by the PTAB, the Company will have three months to file its preliminary responses.  Upon receipt of the Company’s preliminary responses, the PTAB will have another three months in which to institute or deny the IPR proceedings.  If the IPR proceedings are instituted by the PTAB, CFAD will have an opportunity to challenge the validity of some or all of the claims in the Kerydin Orange Book Patents before the PTAB.

The Company is currently reviewing CFAD’s IPR petitions and intends to vigorously oppose the institution of the IPR proceedings and, if the IPR proceedings are instituted, to vigorously defend the Kerydin Orange Book Patents.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Ryan T. Sullivan
		Name:	Ryan T. Sullivan
		Title:	Senior Vice President and General Counsel

Date: August 21, 2015

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